Exhibit 99.1
Harte Hanks Announces Leadership Transition to Accelerate Data-Driven Customer Experience Innovation

CHELMSFORD, MA / ACCESSWIRE / January 28, 2025 / Harte Hanks, Inc. (NASDAQ:HHS), a pioneer in data-driven customer experience solutions that has been transforming how companies connect with their customers for over 100 years, today announced a strategic leadership transition. Kirk Davis, the company’s Chief Executive Officer, has decided to step down for personal reasons after 19 months of stewarding the Company's transformation into an integrated customer experience powerhouse.
"Leading Harte Hanks through this transformative period has been extremely rewarding," said Mr. Davis. "My decision reflects my confidence in Harte Hanks’ direction, our senior leadership team, and our board’s stewardship. The company is well positioned for the next phase of innovation, particularly in how we harness data and artificial intelligence to create deeper customer connections, and to attract a visionary leader who will accelerate this momentum and drive shareholder value.”
John H. Griffin, Jr., Chairman of the Board of Directors, commented, "Kirk's leadership has strengthened our position at the intersection of data science and customer experience. As we search for our next CEO, we're seeking a leader who will capitalize on the massive opportunities in AI-driven customer engagement, where Harte Hanks' century of customer data expertise gives us a unique advantage."
To ensure continuity of operations and strategic initiatives, David Fisher, who has served as Chief Transformation Officer and architect of the successful Project Elevate initiative, will step into the role of Interim Chief Operating Officer. During his 18-month tenure, Mr. Fisher has been instrumental in working to modernize Harte Hanks' technology infrastructure and data capabilities.
"This transition comes at an exciting time for Harte Hanks," said Mr. Fisher. "Our deep understanding of customer behavior, combined with our advanced data analytics capabilities, coupled with our other customer care and customer experience capabilities, positions us to lead the next evolution in personalized customer experiences. I'm energized to work with our talented team as we continue pushing the boundaries of what's possible in customer engagement."
Mr. Griffin commented that “David Fisher’s deep understanding of Harte Hanks’ operations and his proven track record of success make him the ideal leader to guide the Company during this transitional period. “Mr. Griffin continued, “With the leadership of David Fisher and the dedication of our talented team, we remain focused on driving innovation, our operational excellence, and delivering outstanding value to our clients and shareholders. We thank David for stepping into this critical role as we work to identify a permanent CEO.”
The Company has retained a leading executive search firm to identify a CEO who brings deep expertise in artificial intelligence and data-driven business transformation. This leader will build upon Harte Hanks' rich heritage while accelerating its evolution into the premier partner for companies seeking to create more meaningful, data-informed customer relationships.
About Harte Hanks
Harte Hanks (NASDAQ:HHS) is a leading global customer experience company whose mission is to partner with clients to provide them with CX strategy, data-driven analytics and actionable insights combined with seamless program execution to better understand, attract, and engage their customers.
Using its unparalleled resources and award-winning talent in the areas of Customer Care, Fulfillment and Logistics, Sales Services and Marketing Services, Harte Hanks has a proven track record of driving results for some of the world's premier brands, including GlaxoSmithKline, Unilever, Pfizer, Max, Volvo, Ford, FedEx, Midea, and IBM among others. With headquarters in Chelmsford, Massachusetts, Harte Hanks has over 2,500 employees in offices across the Americas, Europe, and Asia Pacific.

Exhibit 99.1
For more information, visit www.hartehanks.com.
As used herein, "Harte Hanks" or "the Company" refers to Harte Hanks, Inc., and/or its applicable operating subsidiaries, as the context may require. Harte Hanks' logo and name are trademarks of Harte Hanks.
Cautionary Note Regarding Forward-Looking Statements:
Certain statements discussed in this release as well as in other reports, materials, and oral statements that the Company releases from time to time to the public may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as "anticipate," "estimate," "expect," "project," "intend," "believe," "plan," "target," "forecast" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by the management of the Company. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations or any change in events, conditions, or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes in its filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any). These statements constitute the Company's cautionary statements under the Private Securities Litigation Reform Act of 1995.
For media inquiries or further information, please contact: David Garrison, CFO, Harte Hanks, Inc., investor.relations@hartehanks.com.
Source: Harte Hanks, Inc.